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                                            EXHIBIT (11)

                            THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                            =============================================
                                  COMPUTATION OF EARNINGS PER SHARE
                                  ---------------------------------
                                Dollars and Share Amounts in Millions

                                        Three Months Ended September 30
NET EARNINGS PER SHARE                           1994       1993
- - - ----------------------                           ------     ------
Net earnings                                     $  792     $  670
 Deduct preferred stock dividends                    26         25
                                                 ------     ------
Net earnings applicable to common stock          $  766     $  645
- - - ---------------------------------------          ======     ======
 Average number of common shares
   outstanding                                    684.7      682.0

Per Share
- - - ---------
 Net earnings per share                          $ 1.12     $  .95
                                                 ======     ======
NET EARNINGS PER SHARE ASSUMING
FULL DILUTION
- - - -------------------------------
Net earnings                                     $  792     $  670
 Deduct differential -- preferred
   vs. common dividends                              11         12
                                                 ------     ------
Net earnings applicable to common stock          $  781     $  658
- - - ---------------------------------------          ======     ======
 Average number of common shares
   outstanding                                    684.7      682.0
 Add potential effect of:
   Exercise of options                              6.5        6.2
   Conversion of preferred stock                   53.2       54.3
                                                 ------     ------
 Average number of common shares
   outstanding, assuming full dilution            744.4      742.5
                                                 ======     ======
Per share assuming full dilution
- - - --------------------------------
 Net earnings per share assuming full dilution    $1.05     $  .89
                                                 ======     ======
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